Exhibit 10.1

- 8 - c) Failure to maintain any insurance in the forms and amounts required by this Lease at any time during the Lease Term which shall be an immediate Event of Default, or to timely deliver any certificate of insurance as provided in Section 10 of the Lease. d) Failure to comply with any other provision of this Lease for more than 30 days after Landlord has given Tenant written notice, except as otherwise provided in this Lease (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry, detainer or similar action for possession of the Premises). e) The occurrence of any Event of Default otherwise specifically set forth in this Lease. Tenant agrees that any notice given by Landlord pursuant to this Section of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. 25. Landlord's Remedies. For so long as any Event of Default continues, Landlord may at any time elect to: (a) terminate this Lease, (b) terminate Tenant's right of possession of the Premises (but Tenant shall remain liable as hereinafter provided), and/or (c) pursue any other remedies at law or in equity. Upon the termination of this Lease, or termination of Tenant's right of possession, Landlord may, without formal demand or notice except as required by Legal Requirements, re-enter the Premises by any action or proceeding authorized by law, and remove Tenant, and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place, or remove and store, all property at the Premises at Tenant’s expense. In the event Landlord delivers three notices of an Event of Default under this Lease in any twelve-month period, any subsequent failure to comply with this Lease shall be deemed an Immediate Event of Default. The term “Immediate Event of Default” shall mean Tenant has no cure period, and Landlord may immediately pursue all of its remedies. Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent, Operating Expenses, and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent, Operating Expenses, and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent, Operating Expenses, and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent, Operating Expenses, and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant's failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations)." Tenant shall immediately pay any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums as they become due. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.